UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018 (June 19, 2018)

Ormat Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001- 32347 Commission File Number	88-0326081 (I.R.S. Employer Identification Number)

6225 Neil Road, Reno, Nevada (Address of principal executive offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On June 19, 2018, Ormat Technologies, Inc. (the “Company”) issued a press release announcing that it has filed an amended (i) Form 10-Q for the period ending June 30, 2017 (ii) Form 10-Q for the period ending September 30, 2017 and (iii) Form 10-K for the year ending December 31, 2017 with the U.S. Securities and Exchange Commission (“SEC”) to restate its financial results for the second, third and fourth quarters of 2017 and for the full-year of 2017. In addition, the Company announced it has filed its quarterly report on Form 10-Q for the period ending March 31, 2018 with the SEC in which the Company adjusted the income tax benefit for the first quarter of 2018 as compared to what was previously reported on May 7, 2018. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1

Press Release, dated June19, 2018, announcing the filing of the Company’s (i) restated financial results for the second, third and fourth quarters of 2017 and for the full-year of 2017 and (ii) Form 10-Q for the period ending March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Isaac Angel
	Name:	Isaac Angel
	Title:	Chief Executive Officer

Date: June 20, 2018